Industrial bank short-term loan contract

Contract number: F040371

Party B- Creditor: Industrial bank shanghai branch
Address: 168 Jiangning road
Post code: 200041
Fax: 62559176
Tel: 62677777

Party A- Debtor: shanghai wanxing bio-pharmaceutical Ltd.
Address: Yanggao north road
Post code:
Fax:
Tel:

Contract signed at: Shanghai

Party A is applying loan from Party B. Party B agreed to provide loan to Party A. in order to establish both parties’ rights and liabilities, both parties agreed to sign this contract in accordance with the related law and regulation.

1.0	Loan amount

Party B agrees to give RMB 10,000,000 as loan to Party A.

2.0	Loan intention

The loan under this contract is intended to be used for current capital.

3.0	Loan term

1)	The loan is in 12-months term, from December 20, 2004 to December 19, 2005

2)	Loan started day should base on bank receipt that Party A receive the loan. If the actual day of loan give to Party B is later than December 20, then the due day is supposed to be postponed.

3)	The using plan of loan: (blank)

4)	If Party B would like to ask for returning of loan before due day due to 9.0, the due day is considerate to be paid advance.

4.0	loan interest and calculation of interest

1)	loan interest

After discussion between Party A and Party B, the interest rate shall be as per a below:

a.	Fixed interest rate. The annual rate of the loan under this contact is defined as 6.138%

b.	Flexible interest rate.

2)	calculation of interest

Upon agreement, interest rate shall be calculated as per b below:

a.
Interest rate should be calculated on monthly basis. Cut off day is 20th of each month. The Party A shall return the interest to the Party B on a monthly basis. The remaining interest shall be paid at the due date.

b.
Interest rate should be calculated and paid on quarterly basis. Cut off day is 20th of the last month of the quarter. The Party A shall return the interest to the Party B on a quarterly basis. The remaining interest shall be paid at the due date.

c.	Return the interest once at the due date.

d.	Other way: (blank)

5.0	Penalty Interest and compound interest.

1)
In case the Party A uses the loan in other purpose than intended, or the Party A fails in returning the loan on time and fails as well in reaching an agreement to extend the date with the Party B, the Party B has the rights to collect penalty interest on the loan that has been used for other purpose or the overdue loan base on the agreed penalty interest rate. In case the Party A fails in return the interest, the Party B has the rights to collect compound interest base on an agreed penalty interest rate.

2)	In case the Party A fails in returning the loan on time and fails as well in reaching an agreement to extend the date with the Party B, the penalty interest rate shall be as per _a_ below:

a.	Fixed interest rate. Penalty interest and compound interest shall also be fixed rate during the overdue period. The rate of penalty interest shall be 50% on top of the fixed loan interest.

b.	Flexible interest rate.

3)	In case the Party A misuses the loan in other purpose than intended, the penalty interest rate shall be as per _a_ below:

a.	Fixed interest rate. Penalty interest and compound interest shall also be fixed rate during the misuse period. The rate of penalty interest shall be 50% on top of the fixed loan interest.

b.	Flexible interest rate.

4)	Compound interest rate shall be calculated as per the rate agreed in this contract

6.0	Return the principles and interest.

1)	The Party A shall return the loan principle and interest as per the agreed due date.

2)
In case the Party A wishes to return the loan ahead of due date, he shall inform the Party B in advance and obtain the Party B’s approval. The Party B reserve the right to charge the full interest as agreed in the Contract.

3)	If the loan is in foreign currency, the Party A shall return the loan principles and interest in the same currency.

4)
The Party A shall hereby irrepealably authorize the Party B to deduct the loan principle and interest from any of the Party A’s banking account without through any legal procedure in case events stated in article 9.0 and 10.0 happened.

7.0	suretyship

The following contract is the suretyship to this Contract:
Contract # GF040371  Contract name: Industrial bank suretyship contract
The suretyship type: guarantee mortgage.
Surety: Beijing Guoan electric general company

8.0	declaration and guarantee

1)	Party A is hereby making the following declaration to Party B:

a.	Party A is legal registered enterprise which will legally exist during the loan period, and has the rights to sign and perform the obligation of this contract.

b.
Loan that Party A applied has been approved by the board or equivalent company organization, and doesn’t violate any applicable law, order, regulation or company constitution. In case signing the loan contract by Party A violates any company constitute or other internal regulations, it’s to Party A’s liability. Party B takes none responsibility for Party A’s such activity.

c.
Other than stated in the information provided to Party B, Party A’s asset and income has no other mortgage, indwelling or other debt, and is not in any litigation procedure, arbitration or liquidation.

d.	Party A didn’t hide any of the following events, either happened or to be happened, that may cause Party B refuse to release the loan:

1.	Party A or Party A’s major manager’s any involvement in breaking the law or regulations, or being claimed for compensation.

2.	uncompleted litigation or arbitration event

3.	Party A has other debt or acted as surety to other party

4.	Any breaching-contract event happened between Party A and his other creditors.

5.	0Other events that may affect Party A’s financial condition and capability to return the loan.

2)	Party A is hereby guarantee the following to Party B:

a.	Provide the required genuine information, statement, voucher and other materials

b.	Set up banking account in Party B’s branch, and make transactions through this account.

c.
Use the loan as per the intended purpose and don’t misuse the loan for other purpose. Guarantee not to use the loan in capital investment, in buying stocks, future or real estate, in providing loan to other parties or any other illegal activities, and in any other way to misuse the loan.

d.
Cooperate with Party B in monitoring and inspecting Party A’s activities in using the loan and Party A’s operation, financial condition, material stock, asset debt, cash in bank, cash on hand and others.

e.	Provide Party B with sufficient and efficient suretyship

f.	Do not reduce the registered capital in any means

g.	Without written approval from Party B, Party A shall not transfer the debt, either entirely or partly, to a third party.

h.
Party B’s written approval shall be obtained before Party B carry out any of the major asset adjustments and business adjustments, which include but not limited to: setting up joint venture with company from oversea, Hong Kong, Macau or Taiwan; company withdraw, close, out of business, shifting business, separation, merge or being merge; company reorganize or change to stock company; buying shares with fixed asset such as building and machinery or intangible asset such as brand, patent, technology, land rights or invest in stock company or investing company; trade of property right and operation right in the means of leasing, contracting, affiliating or entrusting.

9.0 withdraw the loan ahead of due date

Party B reserves the rights to withdraw the loan ahead of the due date by directly deduct money from Party A’s banking account in case the following happens to the Party A:

1)	Party A fails in paying the interest

2)	business is in loss or net income drops dramatically

3)	involve or to be involved in litigation, arbitration or other legal entanglements

4)	statements and materials provided by Party A are false

5)	Party A misuse the loan for other purpose

6)	Party A refuses Party B to monitor and inspect its operation and financial conditions, or Party A refuses to provide statement and materials.

7)	Major human resources change

8)	Other events that may endanger the safety of the loan.

10.0 liabilities in case of breaching contract

1)	Party A is considered breaching the contract in case of any one of the following happened,:

a.	Party A failed in paying the interest and principle

b.	violate the declaration and guaranty stated in Article 8.0

c.	violate other clauses stated in the contract

2)	in case contract is breached, Party B has the rights to take one or more of the following measures:

a.	require Party A to correct the breaching activity within a given time period

b.	stop Party A’s withdrawing the loan from the bank

c.	require Party A to return the principles and interest whether due or not yet due after terminating the contract

d.	require Party A to pay penalty interest in case of loan overdue

e.	require Party A to pay penalty interest in case Party A misuse the loan

f.
Deduct the loan principle and interest directly from Party A’s banking account. In case the money in the banking account is in different currency with the loan, Party B has the rights to sell the money at the reported exchange rate on that day

g.	Oblige Party A to return the loan principles and interest by taking legal measures. Any litigate cost shall be to Party A.

3)	In case Party B failed in releasing the loan on time and in agreed amount, which cause Party A in loss, Party B shall compensate Party’s loss.

4)	In case one of following happened to the surety (guarantor, mortgagor, pledge provider), Party B has the rights to take the contract agreed measures as previously described:

a.	The guarantor violates the contract, or his financial condition deteriorates, or other events happened which may weaken guarantor’s capability to provide guarantee.

b.	The mortgagor violates the mortgage contract, or intentionally destroys the mortgage, or the mortgage provided has been obviously devalued, or others may affect Party B’s credit.

c.	The pledge provider violates the pledge contract, or the pledge provided has been obviously devalued, or pledge expires before the loan due date or others may affect Party B’s credit.

11.0 rights and liabilities

1)	Party A’s liability is independent, and shall not be affecting any relationship between either of the two parties with other parties, unless defined otherwise by the contract.

2)
Any extension, special policy or deferring to perform the obligation granted by Party B to Party A shall not affect, damage or limit Party B’s legal rights granted by the contact and other applicable law and regulations, and shall not be deemed as Party B giving up his legal right, and shall not affect Party A’s contract obligation.

12.0 jurisdictions

Establishment, effect, explanation, performing and dispute resolution of this contract shall be under jurisdiction of P. R. China. Any dispute, entanglement shall be resolved through negotiation, or go to the local court.

13.0 notifications
1) Any notification shall be delivered to the address, fax number stated in the cover page of this contract.

2) In case there is any change to the contact information, notice shall be delivered to the other party immediately

3) Any notification, which is delivered to the said address, shall be considered as delivered on the following dates:

a. by mail: the 5th working day after registered mail sent out

b. by telex: when the confirmation from the other party received

c. by courier: the day when the receiver signed for receipt

4) Company stamp, office stamp, financial stamp, contract stamp, send/receive stamp and loan stamp shall be deemed as effective stamp for sending and receiving mails. The unit manger and other employee shall be deemed as authorized person to sign and receive the mail.

14.0 effective term of the contract

The contract shall be taken into effect after the following:

1)	contract signed and stamped by both Parties

2)	if there is suretyship contract, the suretyship contract are in effect

3)	in case Party B require notarization of the contract, the notarization has been completed

The contract shall be expire after the loan principles and interest have been returned.

15.0 contract copies

The contract is in 4 original copies. Each party and the notary bureau have one copy respectively.

16.0 supplementary articles.

Blank

Party A and Party B’s stamp	signature of both legal representatives

Date: December 20, 2004

Industrial bank surety ship contract

Contract number: GRL05-086

Party B- Creditor: Industrial bank shanghai branch
Address: 168 Jiangning road
Post code: 200041
Fax: 62559176
Tel: 62677777

Party A- Guarantor: Beijing Guoan electric general company
Address:
Post code:
Fax:
Tel:

Contract signed at: 168 Jiangning road, Shanghai

In the efforts to guarantee that the debtor performs his obligation under loan contact signed between Shanghai Wanxing Bio-Pharmaceutical Co., Ltd and Party B of this contract, Party A agrees to act as surety. In order to establish both parties’ rights and liabilities, both parties agreed to enter this contract.

Article 1. Description and explanation

1.	“get the capital” under this contract means Party B provide the service of loan, deposit and other financial service to debtor.

2.	All the description and explanation under this contract is suitable for this contract.

Article 2. Basic content of major contract

1.	contract name: Industrial bank shot-term loan contract

2.	contract number: RL05-086

3.	Type of loan: short-term current capital loan currency: RMB

4.	Loan amount: 10,000,000 interest rate: 6.138%

5.	term of loan: 1 year

Article 3. Scope of surety ship

Scope of the surety ship guaranty includes the loan principle, interest, compounded interest, penalty interest, breach penalty, compensation, cost to claim the credit right and other cost. The cost also includes insurance, legal fee, processing fee, announcement fee and so on.

Article 4. Surety ship liabilities

1. The mode of this surety ship contract is joint and several liabilities

2. in case the debtor fails in performing his obligation to return the loan and interest on  time, Party B has the right to seek money from Party A.

3. If debtor has been asked for returning the loan before the due day, Party A has the same joint and several liabilities to return the loan ahead of due day.

Article 5. The term of the surety ship

The term of the surety ship is for two years from the following day of the due date of the Main Contract. In case the loan under the Main Contract is in several batches, the term of the surety ship shall be starting from the following day of each due date of each batch. In case Party B wishes to request earlier return of the loan in accordance with related clauses in the Main Contract, the term of the surety ship shall be from the following day of noticed date Party B issued to debtor for returning the loans.

Article 6. Notice of returning the loan

The surety ship under this contract is as soon as Party B sends the notice to Party A about returning the loan; Party A has absolutely responsibility to perform the liability.

Article 7. Representations and warranties

1. Guarantor’s representations to Party B

1) Provide all the documents as requested by Party B, and guarantee the documentation provided is accurate and legal.

2) Never hide information and cheat to Party B regarding something has happened or be going to happen like below showed:

a. has illegal behavior or sued by the other company

b. the sue case has not yet closed

c. the guarantor has taken the other liability or take another surety ship with the third party

d. all the other liabilities are failed to perform by Party A

2. Guarantor’s representations to Debtor:

a.
in case the Party A performed the surety ship obligation, he has the right to pursue compensation from the debtor providing his activity shall not affect the debtor’s capability to return the loan. In case the debtor has been pursued by both of Party A and Party B at the same time, Party A shall agree the debtor has the priority to return the loan to Party B first.

b.
In case the debtor and Party A are going to sign or have already signed a counter-guarantee contract, the counter-guarantee contract shall not harm any of Party B’s legal rights under this suretyship contract.

c.
Before completing the entire obligations of this suretyship contract, Party A shall inform Party B in written in one month advance in case Party A is carrying out any of the following property changes or operation adjustments: include but not limit to setting up joint venture with company from oversea, Hong Kong, Macau or Taiwan; company withdraw, close, out of business, shifting business, separation, merge or being merge; company reorganize or change to stock company; buying shares with fixed asset such as building and machinery or intangible asset such as brand, patent, technology, land rights or invest in stock company or investing company; trade of property right and operation right in the means of leasing, contracting, affiliating or entrusting. In case Party B requires adding or changing mode of surety ship, Party A shall guarantee to provide a new suretyship contract to Party A’s satisfaction.

d.
Any contract-breaching activities under this contract or other contract signed between Party A and other department of Industrial bank, or other banks, or other financial institutions shall be reported to Party A in written.

e.
Any Party A’s activity in establishing, amending or revoking the registry information at the national industrial administration bureau or other government bureau shall be reported to Party B along with the duplicate copy.

f.	Party A shall not, in any means, transfer and hid any property, or abandon or act negatively in performing any credit rights.

Article 8. Liabilities when fails in performing the obligation

1. Any one of below item happened is considerate of failing in performing the obligation

1)	doesn’t perform the article 7’s representations and warranties

2)	fails in performing the other article under this contract

2. in case of any fails of performing the obligations by Party A, Party B has right to perform below one or more options, and even article 6:

1) Correct Party A’s performs on time

2) Ask for returning the loan ahead of due day. Party A has joint and several liabilities to pay back the loan and interest.

3) Ask Party A to pay the  % of total loan as penalty.

4) Ask Party B give compensation for actual loss

5). withdraw legally Party A’s harming activity

6). deduct money from Party A’s any banking account to compensate the debt within surety ship scope

7). force Party A to perform his obligation with legal measures in case Party A breaches the contract.

9.0 Independent surety ship

1)	Suretyship under this contract is independent. Under no circumstance it shall become invalid because invalidation of the main contract.

2)
Obtaining approval from Party A is not necessary in case the debtor and Party B wish to modify or add supplement to the main contract. Obligations undertaken by party A under this contract shall remain unchanged.

3)
in case the debtor breach the main contract (includes but not limit to the debtor misuse the loan), the suretyship shall remain unaffected. Party A shall not use this as excuse to request mitigate or exempt his obligations.

10.0 rights and liabilities

1)	Party A’s liabilities under this contract is independent, and shall not be affected by any relationship between either party with the third party, unless otherwise stated in this contract.

2)
Any extension, special policy or deferring to perform the obligation granted by Party B to Party A shall not affect, damage or limit Party B’s legal rights granted by the contact and other applicable law and regulations, and shall not be deemed as Party B giving up his legal right, and shall not affect Party A’s performing his contract obligation.

11.0 notifications

1)	Any notification shall be delivered to the address, fax number stated in the cover page of this contract.

2)	in case there is any change to the contact information, notice shall be delivered to the other party immediately

3)	any notification, which is delivered to the said address, shall be considered as delivered on the following dates:

a.	by mail: the 5th working day after registered mail sent out

b.	by telex: when the confirmation from the other party received

c.	by courier: the day when the receiver signed for receipt

12.0 jurisdictions

Establishment, effect, explanation, performing and dispute resolution of this contract shall be under jurisdiction of P. R. China. Any dispute, entanglement shall be resolved through negotiation, or go to the local court.

13.0 contract life

The contract shall come into effect after signed by both Parties. In case Party B requires notarization of the contract, the notarization shall be completed before the contract comes into effect.

The contract will expire after the loan principles and interest have been returned.

14.0 contract copies

The contract is in 4 original copies. Each party and the notary bureau has one copy respectively.

15.0 supplementary articles

Loan under the main contract which guaranteed by this suretyship contract is used for paying the loan principle under the contract<<Industrial Bank short-term loan contract>> (contract no. F040371) signed between Industrial Bank Shanghai branch and Shanghai Wanxing Bio-pharmaceutical Co., Ltd.

Stamp and Signature from both parties December 31, 2005